Exhibit 99.(a)(1)(B)

BEST BUY CO., INC.

SUPPLEMENT TO COMPANY NOTICE

FOR

2.25% Convertible Subordinated Debentures due January 15, 2022

CUSIP Number 086516 AF8

Reference is made to the Indenture, dated as of January 15, 2002 (the “Base Indenture”), among Best Buy Co., Inc., a Minnesota corporation, as Issuer (the “Company”), Best Buy Stores, L.P., as Guarantor (the “Guarantor”), and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, National Association), a national banking association, as Trustee (the “Trustee” or “Paying Agent”), as supplemented by the First Supplemental Indenture, dated as of February 26, 2002 (together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee, and the Company Notice for 2.25% Convertible Subordinated Debentures due January 15, 2022 (the “Debentures”), dated December 15, 2011 (the “Company Notice”) relating to the option (the “Repurchase Option”) of each Holder (the “Holder”) of the Debentures to require the Company to repurchase all or a portion of such Holder’s Debentures, as set forth in the Company Notice.

This Supplement to the Company Notice (this “Supplement”) amends, modifies and supersedes the third paragraph under “12.  Additional Information”  in the Company Notice.  That paragraph is hereby amended and restated to read in its entirety as set forth below:

The documents listed below (as such documents may be amended from time to time) contain important information about us and our financial condition, and we incorporate by reference such documents herein:

•                  our Annual Report on Form 10-K for the year ended February 26, 2011;

•                  our Quarterly Reports on Form 10-Q for the quarters ended May 28, 2011, August 27, 2011 and November 26, 2011;

•                  our Current Reports on Form 8-K and Form 8-K/A filed on March 11, 2011, April 8, 2011, April 15, 2011, June 17, 2011, June 24, 2011, August 2, 2011, October 12, 2011, October 21, 2011, November 7, 2011 (excluding the information set forth under Item 7.01), December 14, 2011 and December 27, 2011;

•                  our Definitive Proxy Statement dated May 26, 2011, as supplemented; and

•                  the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 1993, together with all amendments and reports updating such description.

To exercise your option to have the Company purchase your Debentures and receive the Purchase Price (as defined in the Company Notice), you must validly surrender the Debentures along with a duly executed Purchase Notice in the form attached as Annex A to the Company Notice, if applicable, prior to 11:59 p.m. (New York City time) on the Expiration Date. Debentures surrendered for purchase may be withdrawn at any time prior to 11:59 p.m. (New York City time) on the Expiration Date, by delivering a valid written notice of withdrawal in the form attached as Annex B to the Company Notice, if applicable, or otherwise in accordance with Section 3.9 of the Indenture. The right of Holders to surrender their Debentures for purchase in the Repurchase Option expires at 11:59 p.m. (New York City time) on the Expiration Date.

The Trustee has informed the Company that, as of the date of this Supplement, all custodians and beneficial holders of the Debentures hold the Debentures through accounts with The Depository Trust Company (“DTC”) and that there are no certificated Debentures in non-global form. Accordingly, all Debentures surrendered for purchase hereunder must be delivered through the transmittal procedures of DTC as described herein.

This Supplement should be read in conjunction with the Company Notice.  Except for the changes described herein, all other terms of the Company Notice remain the same.  As of the opening of business on the date of this Supplement, we have been informed that Holders have validly tendered $34,603,000 aggregate principal amount of Debentures for repurchase.

The Paying Agent is Wells Fargo Bank, N.A.  The address of the Paying Agent is Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480, Attention: Jayne Sillman, telephone: 1-800-344-5128, facsimile: 1-612-667-9825.

Additional copies of this Supplement and/or the Company Notice may be obtained from the Paying Agent at its address set forth above.

Dated: January 3, 2012